INVESTOR CONTACT
Christopher T. Lee
858-485-2523 office
christopher.lee@teradata.com

MEDIA CONTACT
Jennifer Donahue
858-485-3029 office
jennifer.donahue@teradata.com

Teradata Announces Preliminary First Quarter Fiscal 2021 Financial Results and First Quarter Fiscal 2021 Earnings Release Date
First quarter fiscal 2021 GAAP earnings per diluted share, Non-GAAP earnings per diluted share, and public cloud annual recurring revenue (ARR)* growth expected to exceed guidance
SAN DIEGO – Apr. 21, 2021 – Teradata Corporation (NYSE: TDC) today announced preliminary financial results for its first quarter of fiscal 2021 ended March 31, 2021. Teradata also announced that it will release full financial results for the first quarter of fiscal 2021 after the market closes on Thursday, May 6, 2021.
Preliminary Financial Results for First Quarter of Fiscal Year 2021
For the first quarter of fiscal 2021, Teradata currently expects to exceed its guidance provided on February 4, 2021 for GAAP earnings per diluted share, Non-GAAP earnings per diluted share, and public cloud ARR* growth, as follows:

	Guidance for First Quarter Fiscal 2021 provided on February 4, 2021	Preliminary Results for First Quarter Fiscal 2021
GAAP earnings per diluted share	$0.11 to $0.13	$0.45 to $0.47

Adjustments, including stock-based compensation expense, reorganization-related expenses, income tax adjustments, and other special items	Approximately $0.27(1)	Approximately $0.22(1)

Non-GAAP earnings per diluted share, excluding the adjustments noted above	$0.38 to $0.40(1)	$0.67 to $0.69(1)

Public cloud ARR* growth from the end of fiscal 2020	Approximately $10 million to $15 million	Approximately $16 million to $18 million
During the first quarter of fiscal 2021, the Company performed strongly across all its revenue categories, resulting in total revenues being comparable to the fourth quarter of fiscal 2020, rather than lower on a sequential basis but higher than the prior year period per the previous guidance. In addition, the Company experienced strong gross margin performance. These results, combined with Teradata’s focus on operating expenses, delivered the Company’s strong earnings performance.
In addition, while Teradata did not provide guidance for first quarter fiscal 2021 cash flow from operations or free cash flow, the Company anticipates reporting first quarter fiscal 2021 cash flow from operations of at least $105 million, less capital expenditures and additions to capitalized software of approximately $5 million to arrive at first quarter fiscal 2021 free cash flow of at least $100 million(2), due to the business performance cited above.
Note Regarding Preliminary Financial Information
Teradata reports its financial results in accordance with U.S. generally accepted accounting principles. All projected financial information in this release is preliminary, as financial close procedures for the period are not yet complete. These preliminary financial results are not a comprehensive statement of Teradata’s financial position and results of operations. Actual results may differ materially from these preliminary financial results as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of Teradata’s internal control over financial reporting, the completion of the preparation and management’s review of its financial statements for the relevant period and the subsequent occurrence or identification of events prior to the filing of Teradata’s financial results for the relevant period with the U.S. Securities and Exchange Commission. Teradata will not be providing any additional information regarding its first quarter fiscal 2021 performance until it reports on May 6, 2021.
First Quarter Fiscal 2021 Conference Call and Webcast
Teradata will host a conference call and live webcast after the market closes on Thursday, May 6, 2021 at 2 p.m. PT to discuss final first quarter fiscal 2021 results and provide a business and financial update.
The live webcast and a replay will be available on the Teradata website at investor.teradata.com.
* Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.
1.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP financial measures such as non-GAAP earnings per diluted share, or EPS, which exclude certain items, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Non-GAAP EPS does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure.
The following table reconciles Teradata’s preliminary and projected results and EPS under GAAP to the Company’s preliminary and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as non-GAAP EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.
The amounts of the line-item adjustments set forth in the following table are approximations.

Earnings Per Diluted Share:	Preliminary Results for the Three Months ended March 31, 2021	2021 Q1 Guidance
GAAP Earnings Per Diluted Share	$0.45 - $0.47	$0.11 - $0.13
Excluding:
Stock-based compensation expense	0.17	0.20
Amortization of acquisition-related - intangible assets	0.01	0.01
Acquisition, integration, reorganization-related, and other costs	0.12	0.13
Income tax adjustments(i)	(0.08)	(0.07)
Non-GAAP Earnings Per Diluted Share	$0.67 - $0.69	$0.38 - $0.40

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the     applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2021 was 26.4%.
2.The Company believes that free cash flow is a useful non-GAAP financial measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP financial measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.
Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results, including the impact of the COVID-19 pandemic on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new alliance and acquisition opportunities; subscription arrangements may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
About Teradata
Teradata (NYSE: TDC) is the connected multi-cloud data platform for enterprise analytics, solving data challenges from start to scale. We help businesses unlock value by turning data into their greatest asset. See how at teradata.com.
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